As filed with the Securities and Exchange Commission on January 7, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

SUNTERRA CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	6552	95-4582157
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3865 West Cheyenne Avenue

North Las Vegas, Nevada 89032

(702) 804-8600

(Address, Including Zip Code, and Telephone Number, Including Area Code,

of Registrant’s Principal Executive Offices)

Frederick C. Bauman, Esq.

Vice President, General Counsel and Secretary

3865 West Cheyenne Avenue

North Las Vegas, Nevada 89032

(702) 804-8600

(Name, address and telephone number, including area code of agent for service)

Copies of Communications to:

Craig A. Roeder, Esq.

Baker & McKenzie

One Prudential Plaza

130 East Randolph Drive

Chicago, Illinois 60601

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Common Stock, $0.01 par value	1,748,814	$10.81	$18,904,679	$	N/A

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based upon an average of the bid and asked prices for the registrant’s common stock on January 5, 2004.

(2) The registration fee due with respect to the shares covered by this Registration Statement was previously paid pursuant to the registration of those shares by Sunterra Corporation’s earlier Registration Statement on Form S-1 (Registration No. 333-105168) filed on May 12, 2003.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

1,748,814 Shares

Common Stock

This prospectus relates solely to the offer and sale by the selling stockholders identified in this prospectus of up to 1,748,814 shares of our common stock. Of these shares, 471,923 are currently issued and outstanding and 1,276,891 are issuable upon exercise of warrants held by two of the selling stockholders. The selling stockholders are offering all of the shares to be sold in the offering, but they are not required to sell any of these shares. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders, although we will receive proceeds from the exercise of the warrants held by two of the selling stockholders to purchase 1,276,891 shares to the extent they are exercised.

Our common stock is quoted on the Nasdaq National Market under the symbol “SNRR.” On January 5, 2004 the last reported sales price for our common stock on the Nasdaq National Market was $10.81.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 5, 2004.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including in particular statements about our plans, objectives, expectations and prospects. You can identify these statements by forward-looking words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “seek” and similar expressions. Although we believe that the plans, objectives, expectations and prospects reflected in or suggested by our forward-looking statements are reasonable, those statements involve uncertainties and risks, and we can give no assurance that our plans, objectives, expectations and prospects will be achieved. Important factors that could cause our actual results to differ materially from the results anticipated by the forward looking statements are contained herein under “Risk Factors” and elsewhere in this prospectus and relate, without limitation, to matters arising from our emergence from proceedings under Chapter 11 of the Bankruptcy Code. Any or all of these factors could cause our actual results and financial or legal status for future periods to differ materially from those expressed or referred to in any forward-looking statement. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements. Forward-looking statements speak only as of the date on which they are made.

Unless the context otherwise requires, throughout this prospectus the words “Sunterra,” “we,” “us” and “our” refer to Sunterra Corporation and its subsidiaries. “Sunterra®,” “Club Sunterra®,” “Grand Vacation Club®,” “One World One Club™” and “Own Your World®” are trademarks of Sunterra. This prospectus also contains trademarks and trade names of other companies.

Our principal executive offices are located at 3865 West Cheyenne Avenue, North Las Vegas, Nevada 89032. Our telephone number is (702) 804-8600. We maintain an Internet web site at www.sunterra.com. The information contained on our web site, or on other web sites linked to our web site, is not part of this prospectus.

OUR BUSINESS

Sunterra Corporation is one of the world’s largest vacation ownership companies, as measured by resort locations and owner families. At December 1, 2003, we had approximately 335,500 vacation owner families and 91 affiliated resort locations in the continental United States, Europe, the Caribbean, Hawaii and Mexico, including four Embassy Vacation resorts, of which two are joint ventures in partnership with third parties and two are wholly-owned by Sunterra.

Our operations consist of:

•	acquiring, developing and operating vacation ownership resorts;

•	marketing and selling vacation interests to the public at our resort locations and off-site sales centers:

–	selling vacation points which may be redeemed for occupancy rights for varying lengths of stay at participating resort locations, which we refer to as “Vacation Points;”

–	selling vacation ownership interests which entitle the buyer to use a fully-furnished vacation residence, generally for a one-week period each year in perpetuity, which we refer to as “Vacation Intervals;” and

–	leasing Vacation Intervals at certain Caribbean locations;

•	operating our vacation club membership programs;

•	providing consumer financing to individual purchasers of vacation interests; and

•	providing resort rental, management, maintenance and collection services for which we receive fees paid by the resorts’ homeowners associations.

We refer to Vacation Points and Vacation Interests together in this prospectus as “Vacation Interests.”

RISK FACTORS

We are subject to various risks and uncertainties relating to or arising out of the nature of our business and general business, economic, financing, legal and other factors or conditions that may affect us. These risks and uncertainties include but are not limited to the following:

We recently emerged from Chapter 11 bankruptcy proceedings

We sought protection under Chapter 11 of the Bankruptcy Code in May 2000 as a result of defaults on our senior unsecured notes and our secured credit facilities. In July 2002, we fulfilled the conditions to the effectiveness of our plan of reorganization and emerged from bankruptcy.

As a result of our emergence from bankruptcy, we no longer enjoy the protections from our creditors previously afforded to us under the Bankruptcy Code. The financial and other obligations we have incurred since the date of the filing of our bankruptcy petition in May 2000 were not discharged in connection with our bankruptcy proceedings. We will therefore be responsible for satisfying the full amount of these obligations as they become due. These post-petition obligations include those incurred under our financing facility with Merrill Lynch Mortgage Capital, Inc.

Upon emergence from our bankruptcy proceeding, we adopted the principles of fresh-start financial accounting effective as of July 31, 2002 as described in Note 3 to our 2002 consolidated financial statements. Our adoption of fresh-start accounting means that our consolidated financial statements for recent periods prepared on this basis are not comparable with our consolidated financial statements for prior periods. This lack of comparability may make it more difficult for investors to evaluate our financial condition and results of operations.

There can be no assurance that our plan of reorganization will be successful or that we will be able to operate our business profitably following our emergence from bankruptcy. Certain of the challenges that contributed to our filing for bankruptcy, such as intense industry competition and a downturn in economic conditions affecting the travel and tourism industry, continue to exist and are likely to continue to affect our business operations and financial condition adversely. Other companies that have emerged from bankruptcy have encountered operational and financial problems that have caused them to seek bankruptcy protection for a second time.

We are subject to intense industry competition

The vacation ownership industry is highly competitive. Among the many issues affecting all companies in this industry include competition from a broad range of lodging, hospitality and entertainment companies, changes in consumer behavior and the cost, ease and attractiveness of domestic and international travel and seasonality.

We compete with both branded and non-branded hospitality and lodging companies, as well as other established vacation ownership companies. Although major lodging and hospitality companies such as Marriott International, The Walt Disney Company, Hilton Hotels Corporation, Hyatt Corporation and Starwood Hotels and Resorts Worldwide, Inc. have established vacation ownership operations in the past decade, the industry remains largely unbranded and highly fragmented. We believe that the majority of the vacation ownership resorts are owned and operated by smaller, regional companies.

We cannot assure that we can effectively integrate Club Sunterra and our three other points-based vacation ownership programs into a true “One World One Club”

As an integral part of our business plan, we are seeking to achieve true club globalization through the integration of our three existing separate points-based global vacation systems into a functionally single “One World One Club” system, with the existing Club Sunterra system serving as the platform for this points-based exchange program. Although we have operated these points-based vacation ownership systems separately through certain of the companies we have acquired, we have not previously developed a true, global, system-wide points-based vacation ownership system, and no assurance can be given as to our ability to efficiently develop, integrate or operate such a system, or the form that such system may take or the timing of the implementation of any such system.

Risks associated with the integration and operation of a global club include the risks that:

•	our various points-based vacation ownership systems cannot be efficiently integrated; and

•

points-based vacation ownership systems, like traditional timeshare arrangements, are subject to extensive regulation by federal, state and local jurisdictions, which regulation may adversely impact, delay or prevent achievement of our integration goals.

We have not entered into a branding affiliation called for by our business plan

Our establishment and maintenance of a branding affiliation with an organization possessing a strong established identity among vacation ownership consumers has been a component of our business plan. Although discussions to establish a brand affiliation have taken place, we have not entered into such an affiliation. We can offer no assurance that we will enter into and maintain a successful brand affiliation.

If we are unable to offer purchasers of Vacation Interests the opportunity to participate in effective exchange networks, our sales will suffer

The attractiveness of Vacation Interest ownership is enhanced significantly by the availability of exchange networks that allow Vacation Interest owners to exchange in a particular year the occupancy right in their Vacation Interest for an occupancy right in another participating network resort. According to the American Resort Development Association, the ability to exchange Vacation Interests was cited by buyers as a primary reason for purchasing a Vacation Interest. On June 20, 2002, we entered into an exclusive exchange affiliation agreement with Interval International Inc. (“II”). If external exchange networks cease to function effectively, or if our resorts are no longer included in an exchange network, notwithstanding our existing points-based clubs, our sales of Vacation Interests could be materially adversely affected.

Unfavorable general economic and industry conditions are affecting our business and could further decrease the demand for vacation ownership units, impair our ability to collect our mortgages receivable and increase our costs

Our business has been adversely affected in recent years by unfavorable general economic and industry conditions, including the effects of weak domestic and world economies, rising unemployment and job insecurity, the terrorist attacks in the United States in September 2001, instability in the airline and travel industries and geopolitical conflict in the Middle East, North Korea and other areas. Any additional downturn in economic conditions or any price increases related to the travel and tourism industry, such as higher airfares or increased gasoline prices, could depress discretionary consumer spending and have a material adverse effect on our business. Any such economic conditions, including recession, may also adversely affect the future availability of attractive financing rates for us or our customers and may materially adversely affect our business. Furthermore, changes in general economic conditions may adversely affect our ability to collect our loans to Vacation Interest buyers. Because our operations are conducted solely within the vacation ownership industry, any adverse changes affecting the industry, such as an oversupply of vacation ownership units, a reduction in demand for such units, changes in travel and vacation patterns, changes in governmental regulation of the industry, increases in construction costs or taxes and negative publicity for the industry, could have a material adverse effect on our business.

The potential liability for any failure to comply with environmental laws or for any currently unknown environmental problems could be significant

Under various environmental laws and regulations, the owner or operator of real property may be liable for the costs of removal or remediation of certain hazardous or toxic substances or wastes located on or in, or emanating from, such property, as well as related costs of investigation and associated damages. Except as discussed in “Business—Legal Proceedings” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2002, we are not aware of any environmental liability that could have a material adverse effect on our business, assets or results of operations, nor have we been notified by any governmental authority or any third party, and we are not otherwise aware, of any material noncompliance or other claim relating to hazardous or toxic substances or petroleum products in connection with any of our present or former properties. No assurance, however, can be given that we will remain in compliance with all environmental laws and regulations, or that the requirements of such laws and regulations will not change.

Losses from hurricanes and earthquakes in excess of insured limits, as well as uninsured losses, could be significant

Some of our resorts are located in areas that are subject to hurricanes and tropical storms. We have suffered damages from hurricanes and tropical storms in the past, and we may suffer damage from them in the future.

Additionally, resorts may be subject to damage resulting from earthquakes and other natural disasters. We carry commercial liability insurance and all-risk property insurance with coverage for fires, floods, windstorms and earthquakes with additional coverage for business interruption arising from insured perils for resort locations that we manage and our corporate offices. However, there are certain types of losses, such as losses arising from acts of war, civil unrest and terrorism that are not generally insured because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, we could lose our capital invested in a resort, as well as the anticipated future revenues from the resort, and would continue to be obligated on any mortgage indebtedness or other obligations related to the property. Any such loss could have a material adverse effect on our business, properties or operations.

We are dependent upon senior executive management, some of whom are new

Our future success largely depends on the skills and efforts of our senior management team. There has been significant turnover in many of our key senior executives since the date of our bankruptcy filing. While our current President and Chief Executive Officer, Nicholas J. Benson, has held that position since November 2001 and was previously the Chief Executive Officer of Sunterra Europe, our Chief Financial Officer and General Counsel have held these positions since September 2002 and February 2003, respectively, and our Controller joined us in April 2003. Consequently, select key members of senior management have a limited history and experience with our company.

We may be unable to attract, retain and motivate necessary management and other skilled personnel

Our successful implementation of our business plan also requires us to attract, motivate, train and retain additional skilled and experienced sales and other personnel. We will face intense competition for such personnel. We may not be able to attract, motivate and retain personnel with the skills and experience needed to successfully manage our business and operations. Our inability to attract, hire or retain the necessary executive, sales and finance, technical, marketing, information systems and other personnel, or the loss of the services of any member of our senior management team, could have a material adverse effect on our business, financial condition or results of operations.

We will continue to be subject to extensive government regulation

Our marketing and sales of Vacation Interests are subject to extensive and ever-changing regulations by the federal and state governments and foreign jurisdictions in which our resort properties are located and in which Vacation Interests are marketed and sold. On the United States federal level, the Federal Trade Commission has taken the most active regulatory role through the Federal Trade Commission Act, which prohibits unfair or deceptive acts or competition in interstate commerce generally. Other significant federal legislation to which we are or may be subject includes the Truth-In-Lending Act and Regulation Z, the Equal Credit Opportunity Act and Regulation B, the Interstate Land Sales Full Disclosure Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the Fair Housing Act, the Americans With Disabilities Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Gramm Leach Bliley Act, the Real Estate Settlement Procedures Act, the Deceptive Mail Prevention and Enforcement Act, the Civil Rights Acts of 1964 and 1968 and federal and state securities laws. Recent federal legislation amends the Telemarketing Sales Rule, regulated by the Federal Trade Commission, to include provisions for a nationwide telemarketing do-not-call registry. Generally, we will be prohibited from calling anyone on that registry. We will be required to pay a fee to access the registry on a quarterly basis. Basic provisions of the rule came in effect in June and October 2003, with other provisions effective in January 2004. Enforcement of the federal do-not-call provisions began in the fall of 2003, and the rule provides for fines of up to $11,000 per violation. This legislation may restrict our ability to market our services effectively to new customers. Furthermore, compliance with the new legislation may prove difficult and we may incur penalties under this legislation for conducting our marketing activities. In addition, many states have adopted specific laws and regulations regarding the establishment of condominium and timeshare projects and the sale of vacation interest ownership programs. For example, in most states we are required to deliver a disclosure statement, sometimes referred to as a public offering statement or public report, to all prospective purchasers of Vacation Interests, together with certain additional information concerning the terms of the purchase. Laws in most states generally grant the purchaser of a vacation interest the right to cancel a contract of purchase at any time within a period ranging from three to ten calendar days following the later of the date the contract was signed or the date the purchaser received the last of the documents which we are required to provide to the purchaser. Most states have other laws that regulate other activities such as those relating to real estate licensure, exchange program registration, seller of travel licensure, antifraud laws, telemarketing and do not call laws, prize, gift and sweepstakes laws and labor laws. Any failure to comply with applicable laws or regulations could have a material adverse effect on our business, results of operations or financial condition.

Our ability to succeed will be dependent upon our ability to successfully implement our business plan, as to which no assurance can be given

Our ability to execute our business plan must be considered in light of the inherent risks, expenses and difficulties typically encountered by companies emerging from bankruptcy, particularly companies with new and evolving business models. Such unique difficulties include obtaining widespread consumer acceptance for our system wide “One World One Club” points-based vacation product line, and the potential development of comparable vacation ownership products by competitors.

During the Chapter 11 cases, we did not file required quarterly and annual SEC reports

During the term of our Chapter 11 cases, we did not file required quarterly and annual reports with the SEC. Specifically, we failed to file Quarterly Reports on Form 10-Q for the quarters ended June 30 and September 30 in 2000 and for the quarters ended March 31, June 30 and September 30 in 2001. We also failed to file an Annual Report on Form 10-K for the year ended December 31, 2000, were delinquent in filing the Annual Report on Form 10-K for the year ended December 31, 2001 and were delinquent in filing our Quarterly Report on Form 10-Q for the first quarter of 2002. In addition, because our previously audited financial statements for the 1999 and 1998 fiscal years cannot be used, and because we are not able to present unaudited financial statements or certain information for any periods prior to 2000, this prospectus does not, and certain of our future filings under the Securities Exchange Act of 1934 will not, comply with certain SEC requirements.

Our limited trading history on the Nasdaq National Market may adversely affect our stock price and our common stock price may experience volatility

Prior to our common stock being quoted on the Nasdaq National Market on January 5, 2004, our common stock was traded on the OTC Bulletin Board. Because our common stock has a limited trading history on the Nasdaq National Market, we do not know the extent to which investor interest in us will lead to the development of a trading market or how liquid that market might be. If an active and liquid trading market does not develop, our stock price may be adversely affected and you may have difficulty selling your shares. In addition, the market price of our common stock may be subject to significant fluctuations in response to numerous factors, including variations in our annual or quarterly financial results or those of our competitors, changes by financial analysts in their estimates, if any, of our future earnings, conditions in the economy in general or in the travel, vacation ownership and leisure industries in particular, unfavorable publicity or the “Risk Factors” discussed in this prospectus. The stock market also has, from time to time, experienced significant price and volume fluctuations that have been unrelated to the operating performance of companies with publicly-traded securities. In the past, securities class action litigation has often been instituted following periods of volatility in the market price of a company’s securities. A securities class action suit against us could result in substantial costs, potential liabilities and the diversion of our management’s attention and resources.

Future public sales of our shares could adversely affect our stock price

Future sales of a substantial number of shares of our common stock in the public market could cause the market price of our common stock to decline. The issuance of shares of our common stock under our plan of reorganization was exempt from the registration requirements of the federal and state securities laws. Persons who are not our affiliates and who acquired shares pursuant to our plan of reorganization may trade those shares. Our affiliates who acquired shares of our common stock pursuant to our plan of reorganization may sell those shares in the public market subject to applicable volume and other limitations imposed under the federal securities laws or pursuant to a registration statement registering such shares for resale to the public. This prospectus and related registration statement are being filed with the SEC as required by the terms of agreements entered into with our principal stockholders and lenders in connection with our plan of reorganization. After this prospectus becomes effective, resales of our shares pursuant to this prospectus, or the perception that resales could occur, could cause the amount of our common stock available or perceived to be available for sale in the public market to exceed demand, which could cause the market price of our common stock to decrease significantly.

Our charter and bylaws contain provisions that could limit the value of our common stock

Certain provisions of our charter and bylaws, as well as applicable state law, may have the effect of delaying, deferring or preventing a change in control of Sunterra. These provisions may make it more difficult for other persons, without the approval of our Board of Directors, to make a tender offer or otherwise acquire substantial amounts of our common stock or to launch other takeover attempts that a stockholder might consider to be in the stockholder’s best interest. These provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock.

We do not anticipate paying any dividends

We do not anticipate paying any dividends on our common stock in the foreseeable future. In addition, covenants in certain debt instruments to which we are a party restrict our ability to pay dividends and make certain other payments. In particular, our financing facility with Merrill Lynch Mortgage Capital, Inc. prohibits the payment of dividends or the making of other distributions to stockholders. Certain institutional investors may only invest in dividend-paying equity securities or may operate under other restrictions that may prohibit or limit their ability to invest in our common stock.

We are subject to various restrictions under our financing facility with Merrill Lynch Mortgage Capital, Inc.

Our financing facility with Merrill Lynch Mortgage Capital, Inc. contains various restrictions and limitations that may affect our business and affairs. These include restrictions and limitations relating to our ability to incur indebtedness and other obligations, to make investments and acquisitions and to pay dividends. Our financing facility also requires that we maintain certain financial ratios and comply with other financial covenants. Our failure to comply with any of these provisions, or to pay our obligations under our financing facility or other loan agreements, could result in foreclosure by the lenders of their security interests in our assets, as discussed in the following paragraph, and could otherwise have a material adverse effect.

Virtually all of our assets are subject to security interests

Substantially all of our cash, receivables, inventory and other assets of Sunterra are subject to liens and security interests. If Merrill Lynch or any other holder of a security interest becomes entitled to exercise its rights as a secured party, it would have the right to foreclose upon and sell or otherwise transfer the collateral subject to their security interest, and the collateral accordingly would be unavailable to us or to our other creditors, except to the extent, if any, that the other creditors have a superior or equal security interest in the affected collateral or the value of the affected collateral exceeds the amount of indebtedness in respect of which such foreclosure rights are exercised.

We need to be able to access the securitization markets in the future

While we securitized our mortgages receivable prior to our bankruptcy, there can be no assurance with regard to our ability to successfully access the securitization markets in the future. Our inability to do so could adversely affect our business and financial condition.

Impairment of Intangible Assets

We are required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, to perform an annual review of recorded goodwill. We will perform this review as of December 31, 2003. Preliminary indications are that we will record a significant impairment of the goodwill at that time.

USE OF PROCEEDS

The selling stockholders will receive all of the net proceeds from the sale of the common stock offering covered by this prospectus. Accordingly, we will not receive any proceeds from the sale of the common stock. We will, however, receive proceeds from the exercise of warrants to purchase 1,276,891 shares held by two of the selling stockholders to the extent they are exercised. Upon the exercise of these warrants, we will receive $19,893,617. We will use these proceeds, if any, for general corporate purposes.

SELLING STOCKHOLDERS

The following table provided information regarding the beneficial ownership of the outstanding shares of common stock by the selling stockholders both before the offering and as adjusted to reflect the sale of all of the shares offered under this prospectus. The selling stockholders may offer the shares for sale from time to time in whole or in part. Except where otherwise noted, the selling stockholders named in the following table have, to our knowledge, sole voting and investment power with respect to the shares beneficially owned by them.

	Beneficial Ownership Before Offering				Beneficial Ownership (2) After Offering
	Number Of Shares		Percent	Number of Shares Being Registered (1)	Number of Shares	Percent
W-K Investors Wexford Capital LLC (3) 411 West Putnam Avenue Greenwich, Connecticut 06830	255,511	(4)	1.4	255,511	—	—

Grace Brothers Ltd. (5) 1560 Sherman Avenue, Suite 900 Evanston, Illinois 60201	303,155		1.6	303,155	—	—

Merrill Lynch Mortgage Capital Inc. 101 Hudson Street Jersey City, New Jersey 07302	1,190,148	(6)	6.5	1,190,148	—	—

(1)	Represents the maximum number of shares that may be sold by the selling stockholders.
(2)	Assumes all of the shares being registered pursuant to this registration statement will be sold by the selling stockholders.
(3)	Wexford Capital is the managing member of W-K Investors. The president of Wexford Capital, Joseph Jacobs, has served on our board of directors since September 2002. Our Chairman, Frederick Simon, is a Principal of Wexford Capital.
(4)	Consists of 168,768 outstanding shares of common stock and 86,743 shares of common stock issuable upon exercise of currently exercisable stock purchase warrants.
(5)	One of our directors, Bradford T. Whitmore, is the Managing Partner of Grace Brothers, Ltd.
(6)	Consists of 1,190,148 shares of common stock issuable upon the exercise of a currently exercisable warrant.

PLAN OF DISTRIBUTION

The selling stockholders may sell any or all of the shares covered by this prospectus from time to time. The selling stockholders, or donees or pledges of the selling stockholders, may sell all or a portion of the shares in one or more types of transactions, including through privately negotiated transactions, through put or call option transactions, through short sales of the shares, or a combination of these methods. Sales may be made at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The selling stockholders may sell their shares directly or may elect to engage a broker or dealer to sell shares in one or more of the following transactions:

•	block trades in which the broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; or

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. The selling shareholders may pay brokers or dealers commissions or give them discounts or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser in amounts customary in the types of transactions involved.

Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share. Also, if the broker-dealer is unable to sell the shares as agent for the selling stockholders, the broker-dealer may purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Also, broker-dealers may sell shares in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then current market price or in negotiated transactions. In connection with these resales, broker-dealers may pay to or receive from the purchasers of such shares commissions as described above.

The selling stockholders may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 of the Securities Act, provided they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in sales of the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We have advised the selling stockholders that the antimanipulation rules under the Securities Exchange Act of 1934 may apply to sales of the shares of common stock in the market and to the activities of the selling stockholders and their affiliates. We have also informed the selling stockholders of the need to deliver a copy of this prospectus at or prior to the time of any sale of the shares of common stock offered by this prospectus.

We are required to pay all of the expenses incident to this offering and sale of the shares, other than underwriting discounts and commissions that will be paid by the selling stockholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 30,000,000 shares of common stock, $0.01 par value per share. As of January 5, 2004, we had 18,415,251 shares of common stock outstanding, and warrants to purchase an aggregate of 1,790,148 shares of common stock. We expect that an additional 1,584,749 shares of our common stock will be issued to certain of our creditors upon completion of the bankruptcy claims process.

Common Stock

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as declared by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and nonassessable, and the holders of common stock have no preferences or rights of conversion, exchange or pre-emption. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Maryland Law and Certain Charter and Bylaw Provisions

The provisions of Maryland law and of our articles of incorporation and bylaws discussed below could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or the best interests of Sunterra.

Maryland Law Considerations. Assuming there are more than 100 beneficial owners of our outstanding stock, we are subject to the control share provisions of Sections 3-701 to 3-705 of the Maryland Control Share Acquisition Act. In general, the Maryland Control Share Acquisition Act restricts the voting rights of our stock to the extent a person acquires voting rights in excess of 10% of all the voting power of our stock, unless the voting rights are approved in a prescribed manner or another prescribed exception applies.

Special Meetings of Stockholders. Under our bylaws, special meetings of the stockholders may be called only by any two members of our board of directors, our chairman or president, or upon the written request of the holders of at least 20% of all the votes entitled to be cast at the meeting.

Advance Notice Provisions. For business to be brought properly before an annual meeting of our stockholders, a stockholder must give notice to our secretary not later than 90 days prior to the date of the proceeding year’s annual meeting. If the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary of the previous year’s annual meeting, notice must be delivered to our secretary not later than the 90th day prior to the annual meeting or the 10th day following the public announcement of the meeting.

In the event a special meeting of stockholders is called for the purpose of electing directors, a stockholder may nominate a director by giving notice to our secretary not later than 90 days prior to the special meeting or 10 days following the public announcement of the special meeting.

DIVIDEND POLICY

We have not paid any dividends in the past and do not intend to pay cash dividends on our common stock for the foreseeable future. Instead, for the foreseeable future, we intend to retain our earnings, if any, for use in the operation and expansion of our business. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, our results of operations and our current and anticipated cash needs. Our financing facility with Merrill Lynch Mortgage Capital, Inc. currently prohibits, and future debt agreements will likely restrict, the payment of cash dividends on our common stock.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Frederick C. Bauman, our Vice President, General Counsel and Secretary.

EXPERTS

Grant Thornton LLP, independent auditors, have audited our Successor consolidated balance sheet as of December 31, 2002 and the related Successor consolidated statements of operations, stockholders’ equity (deficiency) and comprehensive loss, and cash flows for the five-month period then ended and the Predecessor statements for seven-month period ended July 31, 2002, as described in their report. We have incorporated by reference our consolidated financial statements in reliance on Grant Thornton LLP’s report given on their authority as experts in accounting and auditing.

        The Predecessor consolidated balance sheet as of December 31, 2001, and the related Predecessor consolidated statements of operations, of stockholders’ equity (deficiency) and comprehensive loss, and of cash flows for the years ended December 31, 2001 and 2000 incorporated by reference to the Annual Report on Form 10-K of Sunterra Corporation for the year ended December

31, 2002, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion and includes explanatory paragraphs referring to the fact that such consolidated financial statements do not purport to provide for the consequences of our filing for reorganization under Chapter 11 of the United States Bankruptcy code, an uncertainty concerning certain matters that raise substantial doubt about our ability to continue as a going concern, and the change in our method of accounting for developer paid owners’ association fees and property taxes during the developer guarantee and subsidy periods of real estate project developments) and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operations of the SEC Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede some of this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities covered by this prospectus. The documents we incorporate by reference are:

•	our Annual Report on Form 10-K for the year ended December 31, 2002;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003; and

•	our Current Reports on Form 8-K dated February 6, 2003, March 7, 2003 and October 30, 2003.

You may request a copy of these filings (other than an exhibit to the filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

General Counsel

Sunterra Corporation

3865 West Cheyenne Avenue

North Las Vegas, Nevada 89032

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are only offering the securities in states where the offer is permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The table below sets forth an itemization of all estimated expenses, all of which we will pay or have paid, in connection with the issuance and distribution of the securities being registered. Note that these costs include the preparation and filing of the Registration Statement on Form S-1 (Registration No. 333-105168) that preceded this Registration Statement.

SEC Registration Fee	$10,000
Printing and Engraving Fees	50,000
Legal Fees and Expenses	100,000
Accounting Fees and Expenses	97,000
Miscellaneous	40,000

Total	$297,000

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article Eight of our articles of incorporation provide that our directors and officers shall not be liable to Sunterra or our stockholders for money damages. This provision is intended to limit the liability of our officers and directors to the fullest extent permitted under Maryland law.

Our Articles of incorporation provide further that we are required to indemnify our current and former directors and officers to the maximum extent permitted by Maryland law. This obligation to indemnify applies to directors and officers who also serve as employees, in their capacity as employees. Our board of directors may make further provision for indemnification of employees and agents to the extent permitted by Maryland law.

Section 4-218(c) of the Maryland General Corporation Law permits a Maryland corporation to indemnify any director made a party to a proceeding due to his or her service as a director of the corporation, unless:

•	the act or omission of the director was material to the matter giving rise to the proceeding and was either committed in bad faith or was the result of active and deliberate dishonesty;

•	the director actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

We have purchased directors and officers liability insurance, which provides coverage against specified liabilities.

ITEM 16.    EXHIBITS.

The following exhibits either (a) are filed with this registration statement or (b) have previously been filed with the SEC and are incorporated herein by reference to those prior filings. We will furnish any exhibit upon request made to our General Counsel, 3865 W. Cheyenne Ave., North Las Vegas, NV 89032. We charge $.50 per page to cover expenses of copying and mailing.

Exhibit Number	Description
2.1

Third Amended and Restated Joint Plan of Reorganization, dated May 9, 2002, of Sunterra Corporation and its debtor affiliates under Chapter 11 of the Bankruptcy Code (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (date of event: May 9, 2002))

2.2	Confirmation Order, dated June 20, 2002, of the Bankruptcy Court (incorporated by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 filed June 28, 2002)
*5.1	Opinion of Frederick C. Bauman, Vice President, General Counsel and Secretary.
*23.1	Consent of Grant Thornton LLP, independent certified public accountants, to the use of their report dated March 28, 2003 in this Registration Statement on Form S-3 and the related prospectus.
*23.2	Consent of Deloitte & Touche LLP, independent auditors.
*23.3	Consent of Frederick C. Bauman, Vice President, General Counsel and Secretary, to the use of his legal opinion dated January 5, 2004 in this Registration Statement on Form S-3 and the related prospectus (included in the opinion filed as Exhibit 5.1 to this Registration Statement on Form S-3)

* Filed herewith

ITEM 17.    UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(ii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs 1(i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in North Las Vegas, Nevada on January 5, 2004.

SUNTERRA CORPORATION

By:	/s/ NICHOLAS J. BENSON
Name: Title:	Nicholas J. Benson President and Chief Executive Officer

POWER OF ATTORNEY

We the undersigned officers and directors of Sunterra Corporation, hereby severally constitute and appoint Nicholas J. Benson our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in each of us for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ NICHOLAS J. BENSON Nicholas J. Benson	President, Chief Executive Officer and Director	January 5, 2004

/s/ Steven E. West Steven E. West	Chief Financial Officer	January 5, 2004

/s/ Coral M. Hansen Coral M. Hansen	Vice President, Corporate Controller	January 5, 2004

/s/ David Gubbay David Gubbay	Director	January 5, 2004

/s/ Joseph Jacobs Joseph Jacobs	Director	January 5, 2004

/s Frederick Simon Frederick Simon	Director	January 5, 2004

/s/ Bradford T. Whitmore Bradford T. Whitmore	Director	January 5, 2004

/s/ Charles F. Willes Charles F. Willes	Director	January 5, 2004

EXHIBIT INDEX

Exhibit Number	Description
*5.1	Opinion of Frederick C. Bauman, Esq.
*23.1	Consent of Grant Thornton LLP, independent certified public accountants, to the use of their report dated March 28, 2003 in this Registration Statement on Form S-3 and the related prospectus.
*23.2	Consent of Deloitte & Touche LLP, independent auditors.

*Filed Herewith

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